     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 3, 1999
                                                  REGISTRATION NO. 333-________
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               -------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               -------------------

                             PEREGRINE SYSTEMS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


            DELAWARE                                          95-3773312
(State or other jurisdiction   12670 HIGH BLUFF DRIVE        (IRS Employer
 of incorporation or         SAN DIEGO, CALIFORNIA 92130  Identification Number)
 organization)                     (858) 481-5000
                    (Address, including zip code, and telephone
                     number, including area code, of Registrant's principal executive offices)


                              1994 STOCK OPTION PLAN
                           (Full title of the plan(s))

                               -------------------

                                RICHARD T. NELSON
                            VICE PRESIDENT, SECRETARY,
                               AND GENERAL COUNSEL
                             PEREGRINE SYSTEMS, INC.
                             12670 HIGH BLUFF DRIVE
                              SAN DIEGO, CA 92130
                                 (858) 481-5000
(Name, address, and telephone number, including area code, of agent for service)

                               -------------------

                                    Copy to:
                             DOUGLAS H. COLLOM, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                            PALO ALTO, CA 94304-1050
                                 (650) 493-9300


                         CALCULATION OF REGISTRATION FEE

- ----------------------------------------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------------------------------------
                                                                           PROPOSED        PROPOSED
                     TITLE OF                             MAXIMUM           MAXIMUM         MAXIMUM
                    SECURITIES                            AMOUNT           OFFERING        AGGREGATE      AMOUNT OF
                      TO BE                                TO BE           PRICE PER       OFFERING      REGISTRATION
                    REGISTERED                        REGISTERED (1)       SHARE (2)         PRICE           FEE
- ----------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value
   To be issued under the 1994 Stock Option Plan     1,882,788 shares     $29.5625       $55,659,920.25   $15,473.46
- ----------------------------------------------------------------------------------------------------------------------

         TOTAL                                       1,882,788 SHARES     $29.5625       $55,659,920.25   $15,473.46
======================================================================================================================

(1) Pursuant to Rule 429 of the Securities Act of 1933, as amended (the "Securities Act"), the prospectus delivered to participants under the Registrant's 1994 Stock Option Plan also relates to 12,293,500 shares initially registered under Form S-8 Registration Statement Nos. 333-37105, 333-44699, and 333-65541.
(2) Computed in accordance with Rule 457(h) and 457(c) under the Securities Act. Such computation is based on the estimated exercise price of $29.5625 per share covering the authorized but unissued shares under the Company's 1994 Stock Option Plan being registered hereunder. The estimated exercise price of $29.5625 per share was computed in accordance with Rule 457 by averaging the high and low bid prices of shares of Common Stock of the Company as reported in the Nasdaq National Market on August 2, 1999.

         The contents of the Registrant's Registration Statements on Form S-8/S-3 as filed with the Commission on October 3, 1997 (File No. 333-37105), on May 22, 1998 (File No. 333-44699) and on October 9, 1998 (File No. 333-65541) (the "Prior Form S-8s") are incorporated herein by reference. Unless otherwise specified, capitalized terms herein shall have the meanings ascribed to them in such Prior Form S-8s.

         The Company is registering 1,882,788 shares of its Common Stock (all share amounts herein reflect the Company's two-for-one stock split effected as a stock dividend which occurred on February 12, 1999) under this Registration Statement all of which are reserved for issuance under the Company's 1994 Stock Option Plan, as amended (the "1994 Plan"). Under the Prior Form S-8s, the Company registered 12,293,500 shares of its Common Stock that had been or were eligible to be issued under the 1994 Plan.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 8.  EXHIBITS.

            EXHIBIT NO.           DESCRIPTION
            -----------           -----------
               5.1                Opinion of Wilson Sonsini Goodrich & Rosati,
                                  Professional Corporation

              10.3(a)*            1994 Stock Option Plan, as amended through
                                  July 1998

              10.3(b)*            1995 Stock Option Plan for French Employees
                                  (a supplement to the 1994 Stock Option Plan)

              23.1                Consent of Arthur Andersen LLP, Independent
                                  Public Accountants (relating to financial statements of Peregrine Systems, Inc.)

              23.2                Consent of Counsel (included in Exhibit 5.1)

              24.1                Power of Attorney (See page (II-4))

* Incorporated by reference to the Company's Registration Statement on Form S-8 filed October 9, 1998, as amended (File No. 333-65541).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 3rd day of August 1999.

                                PEREGRINE SYSTEMS, INC.

                                By:   /s/ DAVID A. FARLEY
                                      ----------------------------------------
                                      David A. Farley
                                      Senior Vice President, Finance and
                                      Administration and Chief Financial Officer



                                By:   /s/ MATTHEW C. GLESS
                                      ----------------------------------------
                                      Matthew C. Gless
                                      Vice President, Finance and
                                      Principal Accounting Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David A. Farley and Richard T. Nelson, and each of them, as his or her attorney-in-fact, with full power of substitution in each, for him or her in any and all capacities to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

        SIGNATURE                                        TITLE                                  DATE
        ---------                                        -----                                  ----
 /s/ STEPHEN P. GARDNER                President and Chief Executive Officer                August 3, 1999
- ---------------------------            (Principal Executive Officer) and Director
    Stephen P. Gardner

 /s/ DAVID A. FARLEY                   Senior Vice President, Finance and Administration    August 3, 1999
- ---------------------------            and Chief Financial Officer (Principal  Financial
    David A. Farley                    Officer) and Director

 /s/ JOHN J. MOORES                    Chairman of the Board of Directors                   August 3, 1999
- ---------------------------
    John J. Moores

 /s/ CHRISTOPHER A. COLE               Director                                             August 3, 1999
- ---------------------------
    Christopher A. Cole

 /s/ RICHARD A. HOSLEY, II             Director                                             August 3, 1999
- ---------------------------
    Richard A. Hosley, II

 /s/ CHARLES E. NOELL, III             Director                                             August 3, 1999
- ---------------------------
    Charles E. Noell, III

 /s/ NORRIS VAN DEN BERG               Director                                             August 3, 1999
- ---------------------------
    Norris van den Berg

 /s/ THOMAS G. WATROUS, SR.            Director                                             August 3, 1999
- ---------------------------
    Thomas G. Watrous, Sr.

 /s/ MATTHEW GLESS                     Principal Accounting Officer                         August 3, 1999
- ---------------------------
    Matthew Gless

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                       ----------------------------------

                                    EXHIBITS

                       ----------------------------------


                       Registration Statement on Form S-8

                             Peregrine Systems, Inc.

                                 August 3, 1999